Exhibit 17(t)

Large Cap Growth Fund
Income Fund
Tax-Exempt Income Fund
Money Market Fund

Class I Shares

Prospectus and Privacy Policy
dated August 1, 2006

The Signal Funds
Notice of Privacy Policy & Practices
The Signal Funds recognize and respect the privacy expectations of our customers1. We provide this notice to you so that you will know what kinds of information we collect about our customers and the circumstances in which that information may be disclosed to third parties who are not affiliated with The Signal Funds.
Collection of Customer Information
We collect nonpublic personal information about our customers from the following sources:
•	Account Applications and other forms, which may include a customer’s name, address, social security number, and information about a customer’s investment goals and risk tolerance;
•	Account History, including information about the transactions and balances in a customer’s accounts; and
•	Correspondence, written, telephonic or electronic between a customer and The Signal Funds or service providers to The Signal Funds.
Disclosure of Customer Information
We may disclose all of the information described above to certain third parties who are not affiliated with The Signal Funds under one or more of these circumstances:
•	As Authorized – if you request or authorize the disclosure of the information.
•	As Permitted by Law – for example, sharing information with companies who maintain or service customer accounts for The Signal Funds is permitted and is essential for us to provide shareholders with necessary or useful services with respect to their accounts.
•	Under Joint Agreements – we may also share information with companies that perform marketing services on our behalf or to other financial institutions with whom we have joint marketing agreements.
Security of Customer Information
We require service providers to The Signal Funds:
•	to maintain policies and procedures designed to assure only appropriate access to, and use of information about customers of The Signal Funds; and
•	to maintain physical, electronic and procedural safeguards that comply with federal standards to guard nonpublic personal information of customers of The Signal Funds.
We will adhere to the policies and practices described in this notice regardless of whether you are a current or former shareholder of The Signal Funds.

[1]	For purposes of this notice, the terms “customer” or “customers” includes both shareholders of The Signal Funds and individuals who provide nonpublic personal information to The Signal Funds, but do not invest in The Signal Funds shares.
This is not part of the Prospectus.

Questions?
Call 1-888-426-9709 or your
investment representative.

Large Cap Growth Fund
Income Fund
Tax-Exempt Income Fund
Money Market Fund

Class I Shares

Prospectus dated August 1, 2006

These securities have not been approved or
disapproved by the Securities and Exchange
Commission nor has the Securities and Exchange
Commission passed upon the accuracy or adequacy of
this prospectus. Any representation to the contrary is
a criminal offense.

The Signal Funds		Table of Contents

Risk/Return Summary and Fund Expenses

Carefully review this important section for a summary of each Fund’s investments, risks and fees.	3	Signal Large Cap Growth Fund
	6	Signal Income Fund
	9	Signal Tax-Exempt Income Fund
	12	Signal Money Market Fund

Investment Objectives and Strategies

This section contains details on each Fund’s investment strategies and risks.	15	Signal Large Cap Growth Fund
	16	Signal Income Fund
	17	Signal Tax-Exempt Income Fund
	18	Signal Money Market Fund
	19	Investment Risks

Shareholder Information

Consult this section to obtain details on how shares are valued, how to purchase, sell and exchange shares, related charges and payments of dividends.	20	Pricing of Fund Shares
	21	Purchasing and Adding to Your Shares
	23	Selling Your Shares
	25	Distribution Arrangements
	25	Exchanging Your Shares
	27	Dividends, Distributions and Taxes

Fund Management

Review this section for details on the people and organizations who oversee the Funds and their investments.	28	The Investment Advisor
	29	Portfolio Managers
	30	The Distributor and Administrator

Financial Highlights

Review this section for details on the selected financial statements of the Funds.	31	Large Cap Growth Fund
	32	Income Fund
	33	Tax-Exempt Income Fund
	34	Money Market Fund

Risk/Return Summary and Fund Expenses	Large Cap Growth Fund

Risk/Return Summary of the Signal Large Cap Growth Fund

Investment Objectives	The Large Cap Growth Fund seeks capital appreciation.

Principal Investment Strategies	The Fund invests primarily in a diversified portfolio of equity securities of large capitalization companies. For these purposes, the Advisor deems issuers with market capitalizations in excess of $5 billion to be large capitalization companies. The Advisor seeks investments in issuers that demonstrate superior sales and earnings growth rates, improving profitability, or above-average growth relative to their current market valuations.

Principal Investment Risks	Because the value of the Fund’s investments will fluctuate with market conditions, so will the value of your investment in the Fund. You could lose money on your investment in the Fund, or the Fund could underperform other investments. Some of the Fund’s holdings may underperform its other holdings. Investments in the Fund are not deposits of Old National Trust Company or any of its affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency.

Who May	Consider investing in the Fund if you are:
Want to Invest?	•	investing for a long-term goal such as retirement (five year or longer investment horizon)
	•	looking to add a growth component to your portfolio
	•	willing to accept higher risks of investing in the stock market in exchange for potentially higher long term returns

This Fund will not be appropriate for someone:
	•	seeking monthly income
	•	pursuing a short-term goal or investing emergency reserves
	•	seeking safety of principal

Risk/Return Summary and Fund Expenses	Large Cap Growth Fund

The bar chart and table on this page show how the Large Cap Growth Fund has performed. The bar chart illustrates the risks of investing in the Fund by showing the Fund’s year-by-year total annual returns and how the annual performance has varied. The table below it compares the Fund’s performance (before and after taxes) over time since its inception on July 15, 2002 to that of the Standard & Poor’s 500® Stock Index (“S&P 500 Index”)3.
Performance Bar Chart and Table1
 Year-by-Year Total Returns as of 12/31
Past performance does not indicate how the Fund will perform in the future.

Average Annual Total Returns
(for the periods ending
December 31, 2005)[4]

Best quarter:	Q4 2003 +9.56%
Worst quarter:	Q1 2003 –3.66%

		Since
		Inception
	Past	on
	Year	7/15/02

Large Cap Growth Fund
Before Taxes	8.06%	10.03%
After Taxes on Distributions[2]	7.15%	8.74%
After Taxes on Distributions and Sale of Fund Shares[2]	6.47%	8.10%

S&P 500® Index[3]	4.91%	11.12%

The table assumes that shareholders redeem all their fund shares at the end of the period indicated.
[1]	Both the chart and table assume reinvestment of dividends and distributions.
[2]	After-tax returns are calculated using the historical highest individual federal marginal income tax rates, and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor’s tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
[3]	A widely recognized, unmanaged index of common stocks generally representative of the U.S. stock market as a whole. The index does not reflect the deduction of fees and expenses associated with a mutual fund or the impact of taxes.
[4]	For the period January 1, 2006 through June 30, 2006, the aggregate (non-annualized) total return of the Fund was –0.41%.

Risk/Return Summary and Fund Expenses	Large Cap Growth Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Large Cap Growth Fund.
Fees and Expenses

Shareholder Fees (fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases	None

Maximum deferred sales charge (load)	None
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)

Management Fees	0.55%[1]

Distribution and Service (12b-1) Fees	None

Other Expenses	0.53%

Total Fund Operating Expenses	1.08%[2]

1.	The Advisor has entered into a contractual agreement with the Fund to limit the Advisor’s investment management fee for the Fund’s current fiscal year to 0.55% of the Fund’s average daily net assets. Without this fee waiver by the Advisor, the investment management fee for the Fund would have been 0.75%.

2.	Without the Advisor’s contractual agreement to waive a portion of its investment management fee, the “Total Fund Operating Expenses” for the Fund would have been 1.28%.

Use this table to compare fees and expenses with those of other Funds. It illustrates the amount of fees and expenses you would pay, assuming the following:
Expense Example

	1	3	5	10
	Year	Years	Years	Years
Large Cap Growth Fund	$110	$386	$683	$1,528

•	$10,000 investment
•	5% annual return
•	redemption at the end of each period
•	no changes in the Fund’s operating expenses
•	reinvestment of dividends and distributions
Because this example is hypothetical and for comparison purposes only, your actual costs will be different.

Risk/Return Summary and Fund Expenses	Income Fund

Risk/Return Summary of the Signal Income Fund

Investment Objectives	The Income Fund seeks current income consistent with the preservation of capital.

Principal Investment Strategies	The Fund normally invests at least 65% of its total assets in debt securities of all types, including investment grade corporate bonds and U.S. Government bonds.

Principal Investment Risks	Because the value of the Fund’s investments will fluctuate with market conditions and interest rates, so will the value of your investment in the Fund. You could lose money on your investment in the Fund, or the Fund could underperform other investments. Some of the Fund’s holdings may underperform its other holdings. Investments in the Fund are not deposits of Old National Trust Company or any of its affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency.

Who May	Consider investing in the Fund if you are:
Want to Invest?	• looking to add a monthly income component to your portfolio
• seeking higher potential returns than provided by money market funds
• willing to accept the risks of price and dividend fluctuations

This Fund will not be appropriate for someone:
• investing emergency reserves
• seeking safety of principal

Risk/Return Summary and Fund Expenses	Income Fund

The bar chart and table on this page show how the Income Fund has performed. The bar chart illustrates the risks of investing in the Fund by showing the Fund’s year-by-year total annual returns and how the annual performance has varied. The table below it compares the Fund’s performance (before and after taxes) over time since its inception on July 15, 2002 to that of the Lehman Brothers Intermediate Government/Credit Index3.
Performance Bar Chart and Table1
 Year-by-Year Total Returns as of 12/31
Past performance does not indicate how the Fund will perform in the future.

Average Annual Total Returns
(for the periods ending
December 31, 2005)[4]

Best quarter:	Q2 2005 +2.54%
Worst quarter:	Q2 2004 –2.41%

		Since
		Inception
	Past	on
	Year	7/15/02

Income Fund
Before Taxes	1.57%	3.11%
After Taxes on Distributions[2]	0.16%	1.69%
After Taxes on Distributions and Sale of Fund Shares[2]	1.01%	1.83%

Lehman Brothers Intermediate Government/Credit Index[3]	1.58%	4.08%

The table assumes that shareholders redeem all their fund shares at the end of the period indicated.
[1]	Both the chart and table assume reinvestment of dividends and distributions.
[2]	After-tax returns are calculated using the historical highest individual federal marginal income tax rates, and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor’s tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
[3]	A widely recognized, unmanaged index generally representative of the bond market as a whole. The index does not reflect the deduction of fees and expenses associated with a mutual fund or the impact of taxes.
[4]	For the period January 1, 2006 through June 30, 2006, the aggregate (non-annualized) total return of the Fund was -0.21%.

Risk/Return Summary and Fund Expenses	Income Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Income Fund.
Fees and Expenses

Shareholder Fees (fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases	None

Maximum deferred sales charge (load)	None
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)

Management Fees	0.25%[1]

Distribution and Service (12b-1) Fees	None

Other Expenses	0.40%

Total Fund Operating Expenses	0.65%[2]

1.	The Advisor has entered into a contractual agreement with the Fund to limit the Advisor’s investment management fee for the Fund’s current fiscal year to 0.25% of the Fund’s average daily net assets. Without this fee waiver by the Advisor, the investment management fee for the Fund would have been 0.50%.
2.	Without the Advisor’s contractual agreement to waive a portion of its investment management fee, the “Total Fund Operating Expenses” for the Fund would have been 0.90%.

Use this table to compare fees and expenses with those of other Funds. It illustrates the amount of fees and expenses you would pay, assuming the following:
Expense Example

	1	3	5	10
	Year	Years	Years	Years
Income Fund	$66	$262	$474	$1,085

•	$10,000 investment
•	5% annual return
•	redemption at the end of each period
•	no changes in the Fund’s operating expenses
•	reinvestment of dividends and distributions
Because this example is hypothetical and for comparison purposes only, your actual costs will be different.

Risk/Return Summary and Fund Expenses	Tax-Exempt Income Fund

Risk/Return Summary of the Signal Tax-Exempt Income Fund

Investment Objectives	The Tax-Exempt Income Fund seeks current income exempt from federal income tax.

Principal Investment Strategies	The Fund invests primarily in municipal obligations, the interest on which is exempt from federal income tax.

Principal Investment Risks	Because the value of the Fund’s investments will fluctuate with market conditions and interest rates, so will the value of your investment in the Fund. You could lose money on your investment in the Fund, or the Fund could underperform other investments. Some of the Fund’s holdings may underperform its other holdings. Investments in the Fund are not deposits of Old National Trust Company or any of its affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency.

Who May	Consider investing in the Fund if you are:
Want to Invest?	• looking to add a monthly tax-exempt income component to your portfolio
• willing to accept risks of price and dividend fluctuations
This Fund will not be appropriate for someone:
• investing emergency reserves
• seeking safety of principal

Risk/Return Summary and Fund Expenses	Tax-Exempt Income Fund

The bar chart and table on this page show how the Tax-Exempt Income Fund has performed. The bar chart illustrates the risks of investing in the Fund by showing the Fund’s year-by-year total annual returns and how the annual performance has varied. The table below it compares the Fund’s performance (before and after taxes) over time since its inception on July 15, 2002 to that of its primary benchmark index, the Merrill Lynch 1-10 Year Municipal Index3.
Performance Bar Chart and Table1
 Year-by-Year Total Returns as of 12/31
Past performance does not indicate how the Fund will perform in the future.

Average Annual Total Returns
(for the periods ending
December 31, 2005)[4]

Best quarter:	Q3 2004 +3.21%
Worst quarter:	Q2 2004 –1.99%

		Since
		Inception
	Past	on
	Year	7/15/02

Tax-Exempt Income Fund
Before Taxes	1.61%	3.60%
After Taxes on Distributions[2]	1.56%	3.47%
After Taxes on Distributions and Sale of Fund Shares[2]	2.27%	3.54%

Merrill Lynch 1-10 Year Municipal Index[3]	1.64%	3.75%

The table assumes that shareholders redeem all their fund shares at the end of the period indicated.
[1]	Both the chart and table assume reinvestment of dividends and distributions.
[2]	After-tax returns are calculated using the historical highest individual federal marginal income tax rates, and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor’s tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
[3]	A widely recognized, unmanaged index generally representative of municipal securities having maturities of between one and ten years. The index does not reflect the deduction of fees and expenses associated with a mutual fund or the impact of taxes.
[4]	For the period January 1, 2006 through June 30, 2006, the aggregate (non-annualized) total return of the Fund was -0.49%.

Risk/Return Summary and Fund Expenses	Tax-Exempt Income Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Tax-Exempt Income Fund.
Fees and Expenses

Shareholder Fees (fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases	None

Maximum deferred sales charge (load)	None
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)

Management Fees	0.10%[1]

Distribution and Service (12b-1) Fees	None

Other Expenses	0.76%

Total Fund Operating Expenses	0.86%[2]

1.	The Advisor has entered into a contractual agreement with the Fund to limit the Advisor’s investment management fee for the Fund’s current fiscal year to 0.10% of the Fund’s average daily net assets. Without this fee waiver by the Advisor, the investment management fee for the Fund would have been 0.50%.
2.	Without the Advisor’s contractual agreement to waive a portion of its investment management fee, the “Total Fund Operating Expenses” for the Fund would have been 1.26%.

Use this table to compare fees and expenses with those of other Funds. It illustrates the amount of fees and expenses you would pay, assuming the following:
•	$10,000 investment
•	5% annual return
•	redemption at the end of each period
•	no changes in the Fund’s operating expenses
•	reinvestment of dividends and distributions
Expense Example

	1	3	5	10
	Year	Years	Years	Years
Tax-Exempt Income Fund	$88	$360	$653	$1,487

Because this example is hypothetical and for comparison purposes only, your actual costs will be different.

Risk/Return Summary and Fund Expenses	Money Market Fund

Risk/Return Summary of the Signal Money Market Fund

Investment Objectives	The Money Market Fund seeks current income consistent with the preservation of capital. The Fund seeks to maintain a stable net asset value of $1.00 per share.

Principal Investment Strategies	The Fund invests in high quality money market instruments which have remaining maturities of 397 calendar days or less and the weighted average maturity of the Fund’s investments must be 90 days or less.

Principal Investment Risks	The yield paid by the Fund will vary with changes in interest rates. The value of your investment may decline if an issuer fails to pay interest or repay principal on its obligation or if the other party to a repurchase agreement fails to fulfill its obligations under the agreement.

An investment in the Fund is not a deposit of, or guaranteed or endorsed by Old National Trust Company or any of its affiliates and is not issued or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Who May	Consider investing in the Fund if you:
Want to Invest?	• are seeking current income and the preservation of capital
• have a low risk tolerance
• are investing for a short-term purpose and are willing to accept lower potential returns in exchange for a high degree of safety

This Fund will not be appropriate for someone:
• investing for a long-term goal or for retirement
• seeking a high total return

Risk/Return Summary and Fund Expenses	Money Market Fund

The bar chart and table on this page show how the Money Market Fund has performed. The bar chart shows the Fund’s year-by-year total annual returns and how the annual performance has varied. The table below it compares the Fund’s performance over time since its inception on July 15, 2002.
Performance Bar Chart and Table1
 Year-by-Year Total Returns as of 12/31
Past performance does not indicate how the Fund will perform in the future.

Average Annual Total Returns
(for the periods ending
December 31, 2005)[2]

Best quarter:	Q4 2005 +0.87%
Worst quarter:	Q3 2003 +0.12%

		Since
		Inception
	Past	on
	Year	7/15/02

Money Market Fund	2.76%	1.37%

The table assumes that shareholders redeem all their fund shares at the end of the period indicated.
[1]	Both the chart and table assume reinvestment of dividends and distributions.
[2]	As of June 30, 2006, the 7-day average yield and 7-day effective yield for the Fund was 4.64% and 4.75%, respectively.

Risk/Return Summary and Fund Expenses	Money Market Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Money Market Fund.
Fees and Expenses

Shareholder Fees (fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases	None

Maximum deferred sales charge (load)	None
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)

Management Fees	0.05%[1]

Distribution and Service (12b-1) Fees	None

Other Expenses	0.46%

Total Fund Operating Expenses	0.51%[2]

1.	The Advisor has entered into a contractual agreement with the Fund to limit the Advisor’s investment management fee for the Fund’s current fiscal year to an amount not to exceed 0.05% of the Fund’s average daily net assets. Without this fee waiver by the Advisor, the investment management fee for the Fund would have been 0.10%.
2.	Without the Advisor’s contractual agreement to waive a portion of its investment management fee, the “Total Fund Operating Expenses” for the Fund would have been 0.56%.

Use this table to compare fees and expenses with those of other Funds. It illustrates the amount of fees and expenses you would pay, assuming the following:
Expense Example

	1	3	5	10
	Year	Years	Years	Years
Money Market Fund	$52	$174	$308	$697

•	$10,000 investment
•	5% annual return
•	redemption at the end of each period
•	no changes in the Fund’s operating expenses
•	reinvestment of dividends and distributions
Because this example is hypothetical and for comparison purposes only, your actual costs will be different.

Investment Objectives and Strategies
Signal Large Cap Growth Fund
Investment Objective
The investment objective of the Large Cap Growth Fund is to seek capital appreciation.
Policies and Strategies
The Advisor pursues the Fund’s investment objective by investing in a diversified portfolio of equity securities of large capitalization companies. For these purposes, the Advisor deems issuers with market capitalizations in excess of $5 billion to be large capitalization companies. The Advisor seeks investments in issuers that demonstrate superior sales and earnings growth rates, improving profitability, or above-average growth relative to their current market valuations.
Consistent with the Large Cap Growth Fund’s investment objective, the Fund:
•	invests substantially all, but in no event less than 80%, of its net assets in U.S. domestic equity securities of large capitalization companies
•	invests in the following types of equity securities: common stocks, preferred stocks, securities convertible into or exchangeable for common stocks, warrants and any rights to purchase common stocks
•	may engage in short sales against the box
•	may invest in fixed income securities consisting of corporate notes, bonds and debentures that are rated investment grade at the time of purchase
•	may invest in obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government
•	may invest up to 20% of its total assets in the securities of foreign issuers and may acquire sponsored and unsponsored American Depositary Receipts and European Depositary Receipts
•	may engage in repurchase transactions pursuant to which the Fund purchases a security and simultaneously commits to resell that security to the seller (either a bank or a securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase)
•	may engage in options transactions
•	may engage in futures transactions as well as invest in options on futures contracts solely for hedging purposes
•	may lend securities to qualified brokers, dealers, banks, and other financial institutions for the purpose of realizing additional income
•	may purchase securities on a when-issued or delayed basis in which a security’s price and yield are fixed on a specific date buy payment and delivery are scheduled for a future date beyond the standard settlement period
•	may invest in other investment companies
In the event that the Advisor determines that current market conditions are not suitable for the Fund’s typical investments, the Advisor may instead, for temporary defensive purposes during such unusual market conditions, invest all or any portion of the Fund’s assets in money market instruments and repurchase agreements.

Investment Objectives and Strategies
Signal Income Fund
Investment Objective
The investment objective of the Income Fund is to seek current income consistent with the preservation of capital.
Policies and Strategies
The Fund invests primarily in debt securities of all types, including investment grade bonds and U.S. Government bonds.
Consistent with the Income Fund’s investment objective, the Fund:
•	invests substantially all, but in no event less than 65%, of its total assets in debt securities
•	invests in fixed income securities consisting of bonds, fixed income preferred stocks, debentures, notes, zero-coupon securities, mortgage-related and other asset-backed securities, state municipal or industrial revenue bonds, obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government, debt securities convertible into, or exchangeable for, common stocks, foreign debt securities, guaranteed investment contracts, income participation loans, first mortgage loans and participation certificates in pools of mortgages issued or guaranteed by agencies or instrumentalities of the U.S. Government
•	invests only in debt securities which are rated at the time of purchase within the four highest rating categories assigned by one or more nationally recognized statistical rating organizations (NRSROs) or, if unrated, which the Advisor deems to be of comparable quality.
•	may engage in repurchase transactions pursuant to which the Fund purchases a security and simultaneously commits to resell that security to the seller (either a bank or a securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase)
•	may engage in options transactions
•	may engage in futures transactions as well as invest in options on futures contracts solely for hedging purposes
•	may lend securities to qualified brokers, dealers, banks, and other financial institutions for the purpose of realizing additional income
•	may purchase securities on a when-issued or delayed-delivery basis in which a security’s price and yield are fixed on a specific date but payment and delivery are scheduled for a future date beyond the standard settlement period
•	may invest in other investment companies
In the event that the Advisor determines that current market conditions are not suitable for the Fund’s typical investments, the Advisor may instead, for temporary defensive purposes during such unusual market conditions, invest all or any portion of the Fund’s assets in money market instruments and repurchase agreements.

Investment Objectives and Strategies
Signal Tax-Exempt Income Fund
Investment Objective
The primary investment objective of the Tax-Exempt Income Fund is to seek current income exempt from federal income tax.
Policies and Strategies
The Fund invests primarily in municipal obligations, the interest on which is exempt from federal income tax.
Consistent with the Tax-Exempt Income Fund’s investment objective, the Fund:
•	invests substantially all, but in no event less than 80%, of its net assets in tax-exempt securities
•	invests only in debt securities which are rated at the time of purchase within the four highest rating categories assigned by one or more nationally recognized statistical rating organizations (NRSROs) or, if unrated, which the Advisor deems to be of comparable quality
•	may invest in obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government
•	may invest in the securities of foreign issuers and may acquire sponsored and unsponsored American Depositary Receipts
•	may engage in repurchase transactions pursuant to which the Fund purchases a security and simultaneously commits to resell that security to the seller (either a bank or a securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase)
•	may engage in options transactions
•	may engage in futures transactions as well as invest in options on futures contracts solely for hedging purposes
•	may lend securities to qualified brokers, dealers, banks, and other financial institutions for the purpose of realizing additional income
•	may invest in other investment companies
In the event that the Advisor determines that current market conditions are not suitable for the Fund’s typical investments, the Advisor may instead, for temporary defensive purposes during such unusual market conditions, invest all or any portion of the Fund’s assets in money market instruments and repurchase agreements.

Investment Objectives and Strategies
Signal Money Market Fund
Investment Objective
The investment objective of the Money Market Fund is to seek current income consistent with the preservation of capital. The Fund seeks to maintain a stable net asset value of $1.00 per share.
Policies and Strategies
The Fund invests in high quality money market instruments which have remaining maturities of 397 calendar days or less and the weighted average maturity of the Fund’s investments must be 90 days or less.
Consistent with the Money Market Fund’s investment objective, the Fund:
•	may invest in obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government
•	may invest in short-term corporate obligations, such as commercial paper, notes and bonds
•	may invest in negotiable certificates of deposit, time deposits and bankers’ acceptances issued by U.S. banks and U.S. branches of foreign banks
•	may invest in other debt obligations such as master demand notes, short-term funding agreements, variable and floating rate securities and private placement investments
•	may engage in options transactions
•	may engage in futures transactions as well as invest in options on futures contracts solely for hedging purposes
•	may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income
•	may engage in repurchase transactions pursuant to which the Fund purchases a security and simultaneously commits to resell that security to the seller (either a bank or a securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase)
•	may invest in other investment companies
In the event that the Advisor determines that current market conditions are not suitable for the Fund’s typical investments, the Advisor may instead, for temporary defensive purposes during such unusual market conditions, invest all or any portion of the Fund’s assets in investments that are not part of its principal investment strategy, including cash (which will not earn any income).

Investment Objectives and Strategies
Investment Risks
Risk Factors: All Funds
An investment in the Funds is subject to investment risks, including the possible loss of the principal amount invested.
Generally, the Funds will be subject to the following risks:
Equity Risk: The value of the equity securities held by the Large Cap Growth Fund, and thus of the Fund’s shares, can fluctuate–at times dramatically. The prices of equity securities are affected by various factors, including market conditions, political and other events, and developments affecting the particular issuer or its industry or geographic sector. The fact that the Advisor follows a specific discipline can provide no assurance against a decline in the value of the Fund’s shares.
Market Risk: Market risk refers to the risk related to investments in securities in general and the daily fluctuations in the securities markets. The Funds’ performance will change daily based on many factors, including fluctuation in interest rates, the quality of the instruments in each Fund’s investment portfolio, national and international economic conditions and general market conditions.
Foreign Securities Risk: Investments in securities of non-U.S. issuers have special risks. These risks include international economic and political developments, foreign government actions including restrictions on payments to non-domestic persons such as the Fund, less regulation, less information, currency fluctuations and interruptions in currency flow. Investments in foreign securities also entail higher costs. The Fund’s investments in foreign securities may be in the form of sponsored or unsponsored depositary receipts, such as American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”). Ownership of unsponsored depositary receipts may not entitle the Fund to financial and other reports from the issuer of the underlying security, and certain costs related to the receipts that would otherwise be borne by the issuer of a sponsored depositary receipt may be passed through, in whole or in part, to holders of the receipts.
Interest Rate Risk: Interest rate risk refers to the risk that the value of the Funds’ fixed income securities can change in response to changes in prevailing interest rates causing volatility and possible loss of value as rates increase.
Credit Risk: Credit risk refers to the risk related to the credit quality of the issuer of a security held in a Fund’s portfolio. The Funds could lose money if the issuer of a security is unable to meet its financial obligations.
Investments in the Funds are not deposits of Old National Trust Company or any of its affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency.

Shareholder Information
Pricing of Fund Shares

How NAV is calculated
The NAV is calculated by adding the total value of a Fund’s investments and other assets, subtracting its liabilities and then dividing that figure by the number of outstanding shares of the Fund:

NAV =
Total Assets – Liabilities
Number of Shares Outstanding
You may find each Fund’s NAV daily in certain newspapers.

Per share net asset value (NAV) for each of the Variable NAV Funds is determined and their shares are priced at the close of regular trading on the New York Stock Exchange, normally at 4:00 p.m. Eastern time on days the Exchange and the Federal Reserve Bank of Chicago are open for business and at 2:00 p.m. Eastern time in the case of the Money Market Fund.

Your order for purchase, sale or exchange of shares is priced at the next NAV calculated after your order is accepted by the Fund. This is what is known as the offering price.

Each Variable NAV Fund’s securities are generally valued at current market prices. If market quotations are not available, prices will be based on fair value as determined in accordance with procedures established by, and under the supervision of, the Funds’ Trustees. The Money Market Fund values its securities using amortized cost. This method involves valuing an instrument at its cost and thereafter applying a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.

Purchasing and Adding to Your Shares

You may purchase the Funds through the Distributor or through investment representatives, who may charge fees and may require higher minimum investments or impose other limitations on buying and selling shares. If you purchase shares through an investment representative, that party is responsible for transmitting orders by close of business and may have an earlier cut-off time for purchase and sale requests. Consult your investment representative for specific information.

	Minimum	Minimum
	Initial	Subsequent
Account Type	Investment	Investment

Regular (non-retirement)	$1,000	$25

Retirement	$1,000	$25

Automatic Investment Plan Regular	$ 25	$25

Automatic Investment Plan Retirement	$ 250	$25

All purchases must be in U.S. dollars. A fee will be charged for any checks that do not clear. Third-party checks, starter checks, traveler’s checks, money orders, credit card convenience checks and cash are not accepted.
A Fund may waive its minimum purchase requirement and it may reject a purchase order if it considers it in the best interest of the Fund and its shareholders.

Shareholder Information
Purchasing and Adding to Your Shares
continued
Instructions for Opening or Adding to an Account
By Regular Mail
Initial Investment:
1.	Carefully read and complete the application. Establishing your account privileges now saves you the inconvenience of having to add them later.

2.	Make check or certified check payable to “[name of Fund].”

3.	Mail to: The Signal Funds, P.O. Box 182094, Columbus, OH 43218-2094
Subsequent:
1.	Use the investment slip attached to your account statement. Or, if unavailable,

2.	Include the following information on a piece of paper:
•	Fund name
•	Amount invested
•	Account name
•	Account number
     Include your account number on your check.
3.	Mail to: The Signal Funds, P.O. Box 182094, Columbus, OH 43218-2094
By Overnight Service
See instructions 1-2 above for subsequent investments.
4.	Send to: The Signal Funds,

Attn: Shareholder Services, 3435 Stelzer Road, Columbus, OH 43219.
By Wire Transfer
Note: Your bank may charge a wire transfer fee.
Please call 1-888-426-9709 for instructions on opening an account or purchasing additional shares by wire transfer.

Shareholder Information
Purchasing and Adding to Your Shares
continued
You can add to your account by using the convenient options described below. The Funds reserve the right to change or eliminate these privileges at any time with 60 days notice.
Automatic Investment Plan
You can make automatic investments in the Funds from your bank account. Automatic investments can be as little as $25, once you’ve invested the $25 minimum required to open the account.
To invest regularly from your bank account:
■	Complete the Automatic Investment Plan portion on your Account Application. Make sure you note:
•	Your bank name, address and ABA number
•	Your checking or savings account number
•	The amount you wish to invest automatically (minimum $25)
•	How often you want to invest (monthly or quarterly)
•	Attach a voided personal check or savings deposit slip.

Dividends and Distributions
All dividends and distributions will be automatically reinvested unless you request otherwise. Capital gains are distributed at least annually.
Distributions are made on a per share basis regardless of how long you’ve owned your shares. Therefore, if you invest shortly before the distribution date, some of your investment will be returned to you in the form of a distribution and may be subject to income tax.

Shareholder Information

Selling Your Shares
Instructions for Selling Shares
You may sell your shares at any time. Your sales price will be the next NAV after your sell order is received by the Fund, its transfer agent, or your investment representative. Normally you will receive your proceeds within a week after your request is received. See section on “General Policies on Selling Shares” below.

Withdrawing Money from Your Fund Investment

As a mutual fund shareholder, you are technically selling shares when you request a withdrawal in cash. This is also known as redeeming shares or a redemption of shares.

By telephone (unless you have declined telephone sales privileges)
1.	Call 1-888-426-9709 with instructions as to how you wish to receive your funds (check, wire, electronic transfer).
By mail
1.	Call 1-888-426-9709 to request redemption forms or write a letter of instruction indicating:
•	your Fund and account number
•	amount you wish to redeem
•	address where your check should be sent
•	account owner signature
2.	Mail to: The Signal Funds, P.O. Box 182094 Columbus, OH 43218-2094
By overnight service
See instruction 1 above under ‘‘By mail.’’
2.	Send to: The Signal Funds, Attn: Shareholder Services, 3435 Stelzer Road, Columbus, OH 43219
Wire transfer
You must indicate this option on your application.
The Fund may charge a wire transfer fee.
Note: Your financial institution may also charge a separate fee.
Call 1-888-426-9709 to request a wire transfer.
If you call by 4 p.m. Eastern time, your payment will normally be wired to your bank on the next business day.
Automatic Withdrawal Plan
You can receive automatic payments from your account on a monthly or quarterly basis. The minimum withdrawal is $100. To activate this feature:
•	Make sure you’ve checked the appropriate box and completed the Automatic Withdrawal section of the Account Application. Or call 1-888-426-9709.
•	Include a voided personal check.
•	Your account must have a value of $5,000 or more to start withdrawals.

•	If the value of your account falls below $500, you may be asked to add sufficient funds to bring the account back to $500, or the Fund may close your account and mail the proceeds to you.

Shareholder Information
General Policies on Selling Shares
Redemptions In Writing Required
You must request redemptions in writing in the following situations:
1.	Redemptions from Individual Retirement Accounts (“IRAs”).

2.	Redemption requests requiring a signature guarantee. Signature guarantees are required in the following situations:
•	Your account address has changed within the last 15 business days

•	The check is not being mailed to the address on your account

•	The check is not being made payable to the owner(s) of the account

•	The redemption proceeds are being transferred to another Fund account with a different registration

•	The redemption proceeds are being wired to bank instructions currently not on your account
A signature guarantee can be obtained from a financial institution, such as a bank, broker-dealer, or credit union, which are members of the STAMP (Securities Transfer Agents Medallion Program), MSP (New York Stock Exchange Medallion Program) or SEMP (Stock Exchanges Medallion Program), but not from a notary public. Members are subject to dollar limitations which must be considered when requesting their guarantee. The Transfer Agent may reject any signature guarantee if it believes the transaction would otherwise be improper.
Verifying Telephone Redemptions
The Funds make every effort to insure that telephone redemptions are only made by authorized shareholders. All telephone calls are recorded for your protection and you will be asked for information to verify your identity. Given these precautions, unless you have specifically indicated on your application that you do not want the telephone redemption feature, you may be responsible for any fraudulent telephone orders. If appropriate precautions have not been taken, the Transfer Agent may be liable for losses due to unauthorized transactions.
Redemptions Within 10 Days of Shares Purchased by Check
When you have made your investment by check, you cannot redeem any portion of it until the Transfer Agent is satisfied that the check has cleared (which may require up to 10 business days). You can avoid this delay by purchasing shares with a federal funds wire.
Refusal of Redemption Request
Payment for shares may be delayed under extraordinary circumstances or as permitted by the SEC in order to protect remaining shareholders.
Redemption in Kind
The Funds reserve the right to make payment in securities rather than cash, known as “redemption in kind.” This could occur under extraordinary circumstances, such as a very large redemption that could affect a Fund’s operations (for example, more than 1% of the Fund’s net assets). If a Fund deems it advisable for the benefit of all shareholders, redemption in kind will consist of securities equal in market value to your shares. When you convert these securities to cash, you will pay brokerage charges.

Shareholder Information
General Policies on Selling Shares
continued
Closing of Small Accounts
If your account falls below $500, the Fund may ask you to increase your balance. If it is still below $500 after 60 days, the Fund may close your account and send you the proceeds at the current NAV.
Undeliverable Distribution Checks
For any shareholder who chooses to receive distributions in cash: If distribution checks are returned and marked as “undeliverable” or remain uncashed for six months, your account may be changed automatically so that all future distributions are reinvested in your account.
Distribution Arrangements
The Funds are not subject to Rule 12b-1 distribution or service fees. However, the Advisor, at its expense, may provide compensation to dealers in connection with sales of shares of a Fund.
Exchanging Your Shares
You can exchange your shares in one Fund for shares of another Signal Fund. No transaction fees are charged for exchanges.
You must meet the minimum investment requirements for the Fund into which you are exchanging. Exchanges from one Fund to another are taxable.
Instructions for Exchanging Shares
Exchanges may be made by sending a written request to The Signal Funds, 3435 Stelzer Road, Columbus OH 43219, or by calling
1-888-426-9709. Please provide the following information:
•	Your name and telephone number
•	The exact name on your account and account number
•	Taxpayer identification number (usually your Social Security number)
•	Dollar value or number of shares to be exchanged
•	The name of the Fund from which the exchange is to be made
•	The name of the Fund into which the exchange is being made
See “Selling Your Shares” for important information about telephone transactions.

Shareholder Information
Exchanging Your Shares
continued
Notes on exchanges
•	The registration and tax identification numbers of the two accounts must be identical.
•	The Exchange Privilege (including automatic exchanges) may be changed or eliminated at any time upon a 60-day notice to shareholders.
Frequent Trading Policy
Frequent trading into and out of a Fund can have adverse consequences for that Fund and for long-term shareholders in the Fund. The Funds believe that frequent or excessive short-term trading activity by shareholders of a Fund may be detrimental to long-term shareholders because those activities may, among other things: (a) dilute the value of shares held by long-term shareholders; (b) cause the Funds to maintain larger cash positions than would otherwise be necessary; (c) increase brokerage commissions and related costs and expenses, and (d) incur additional tax liability. The Funds therefore discourage frequent purchase and redemptions by shareholders and they do not make any effort to accommodate this practice. To protect against such activity, the Board of Trustees has adopted policies and procedures that are intended to permit the Funds to curtail frequent or excessive short-term trading by shareholders. At the present time the Funds do not impose limits on the frequency of purchases and redemptions, nor do they limit the number of exchanges into any of the Funds. The Funds reserve the right, however, to impose certain limitations at any time with respect to trading in shares of the Funds, including suspending or terminating trading privileges in Fund shares, for any investor whom the Funds believe has a history of abusive trading or whose trading, in the judgment of the Funds, has been or may be disruptive to the Funds. The Funds’ ability to detect and prevent any abusive or excessive short-term trading may be limited to the extent such trading involves Fund shares held through omnibus accounts of a financial intermediary.
Signal Individual Retirement Account (‘‘IRA’’)
A Signal IRA enables individuals, even if they participate in an employer-sponsored retirement plan, to establish their own retirement programs. A Signal IRA contribution may be tax-deductible and earnings are tax-deferred. Under the Tax Reform Act of 1986, the tax deductibility of IRA contributions is restricted or eliminated for individuals who participate in certain employer pension plans and whose annual income exceeds certain limits. Existing IRAs and future contributions up to the IRA maximums, whether deductible or not, still earn income on a tax-deferred basis.
The Signal Funds offer traditional, Roth, Coverdell, SIMPLE and SEP IRAs.
All Signal IRA distribution requests must be made in writing to The Signal Funds. Any additional deposits to a Signal IRA must distinguish the type and year of the contribution.
For more information on a Signal IRA call the Funds at 1-888-426-9709. Shareholders are advised to consult a tax advisor regarding IRA contribution and withdrawal requirements and restrictions.

Shareholder Information
Dividends, Distributions and Taxes
Any income a Fund receives in the form of interest and dividends is paid out, less expenses, to its shareholders. Income dividends on the Funds (other than the Large Cap Growth Fund) are usually paid monthly. Dividends on the Large Cap Growth Fund are paid quarterly. Capital gains for all Funds are distributed at least annually.
Dividends and distributions are treated in the same manner for federal income tax purposes whether you receive them in cash or in additional shares.
An exchange of shares is considered a sale, and any related gains may be subject to applicable taxes.
Dividends are taxable as ordinary income. Taxation on capital gains will vary with the length of time the Fund has held the security — not how long the shareholder has been in the Fund.
Dividends are taxable in the year they are paid or credited to your account. However, dividends declared in October, November or December to shareholders of record in such a month and paid by January 31st are taxable on December 31st of the year they are declared.
Currently effective tax legislation generally provides for a maximum tax rate for individual taxpayers of 15% on long-term gains and from certain qualifying dividends on corporate stock. These rate reductions do not apply to corporate taxpayers. The following are guidelines for how certain distributions by the Funds are generally taxed to individual taxpayers:
•	Distributions of earnings from qualifying dividends and qualifying long-term capital gains will be taxed at a maximum rate of 15%.
•	Note that distributions of earnings from dividends paid by certain “qualified foreign corporations” can also qualify for the lower tax rates on qualifying dividends.
•	A shareholder will also have to satisfy a greater than 60-day holding period with respect to any distributions of qualifying dividends in order to obtain the benefit of the lower tax rate.
•	Distributions of earnings from non-qualifying dividends, interest income, other types of ordinary income and short-term capital gains will be taxed at the ordinary income tax rate applicable to the taxpayer.
You will be notified in January each year about the federal tax status of distributions made by the Fund. Depending on your residence for tax purposes, distributions also may be subject to state and local taxes, including withholding taxes.
Foreign shareholders may be subject to special withholding requirements. There is a penalty on certain pre-retirement distributions from retirement accounts. Consult your tax advisor about the federal, state and local tax consequences in your particular circumstances.
The Funds are required to withhold 28% of taxable dividends, capital gains distributions and redemptions paid to shareholders who have not provided the Funds with their certified taxpayer identification number in compliance with IRS rules. To avoid this, make sure you provide your correct Tax Identification Number (Social Security Number for most investors) on your account application.

Fund Management
The Investment Advisor
Signal Capital Management, Inc. (the “Advisor”), One Main Street, Evansville, Indiana 47708, is the investment advisor for each Fund. The Advisor is a wholly owned subsidiary of Old National Trust Company. Old National Trust Company is a subsidiary corporation of Old National Bancorp, the largest multi-bank holding company headquartered in Indiana. Old National Trust Company has provided trust services for over 85 years and with its affiliates manages over $2.7 billion in client assets.
The Advisor has retained Mercantile Capital Advisors, Inc. (“Mercantile”), Two Hopkins Plaza, Baltimore, Maryland 21201 to serve as sub-investment advisor to the Money Market Fund. Mercantile and its predecessors have been in the business of managing the investments of fiduciary and other accounts since 1864.
The Advisor makes the day-to-day investment decisions for the Large Cap Growth Fund, Income Fund, and the Tax-Exempt Income Fund and oversees Mercantile’s investments for the Money Market Fund. In addition, the Advisor continuously reviews, supervises and administers each Fund’s investment programs. For these advisory services, the Funds paid the following fees during the fiscal year ended March 31, 2006 after the imposition of certain contractual fee waivers by the Advisor of its advisory fees:

As a
Percentage of
Average Net Assets*

Large Cap Growth Fund	0.55%

Income Fund	0.25%

Tax-Exempt Income Fund	0.07%

Money Market Fund	0.05%

*	Without the imposition of these contractual fee waivers by the Advisor, total advisory fees for the Funds on an annual basis are 0.75% for the Large Cap Growth Fund, 0.50% for the Income Fund and the Tax-Exempt Income Fund and 0.10% for the Money Market Fund.
The Advisor is also entitled to receive 0.05% of each Fund’s average daily net assets (0.10% in the case of the Money Market Fund) in connection with certain administrative services that are provided to the Funds.
Information regarding the factors considered by the Board of Trustees of the Funds in connection with their most recent renewal of the Investment Advisory Agreement with respect to the Funds is provided in the Funds’ Annual Report to Shareholders for the fiscal year ended March 31, 2006.

Fund Management
Portfolio Managers
The Advisor uses a team approach to investment management. The individual members of the team who are primarily responsible for the day-to-day management of the Large Cap Growth Fund are:

Stephen A. Keck, CFA	Senior Vice President and Chief Investment Strategist of Signal Capital Management, Inc., Purdue University, B.S. (1979); Michigan State University, M.B.A. (1980) Signal Capital Management, Inc. (2002-present); Old National Trust Company (1981-2002)

Mark W. Cremonie, CFA, CMT	Vice President and Senior Investment Officer of Signal Capital Management, Inc., Indiana University, B.S. (1978); Indiana University, M.B.A. (1980); Signal Capital Management, Inc. (2002-present); Old National Trust Company (1997-2002); National City Trust (1994-1997); Foxhall Investment Management (1993-1994); CSI Asset Management (1988-1992); William O’Neil and Co. (1987-1988); Capital Supervisors, Inc. (1983-1987); Indiana National Bank (1981-1983)
The individual members of the team who are primarily responsible for the day-to-day management of the Income Fund and the Tax-Exempt Income Fund are:

Charlotte Weems, CFA	Vice President and Investment Officer of Signal Capital Management, Inc., Ball State University, B.S. (1998); Signal Capital Management, Inc. (2002-present); Old National Trust Company (2000-2002); AccuTech Systems Corp (1999-2000); American National Trust and Investment Management (1997-1999)

John Claybon, CFA	Vice President and Senior Investment Officer of Signal Capital Management, Inc., University of Southern Indiana, B.A. (1987); Signal Capital Management, Inc. (2002-present); Old National Trust Company (1999-2002); Old National Bancorp (1993-1999).

David Franklin	Investment Officer of Signal Capital Management, Inc., University of Evansville B.S. (2002); Signal Capital Management, Inc. (2002-present).
The Statement of Additional Information has more detailed information about the Advisor and the other service providers as well as additional information about the portfolio managers’ compensation arrangements, other accounts managed, as applicable, and ownership of securities of the Funds that they manage.

Fund Management
The Distributor and Administrator
BISYS Fund Services, Limited Partnership is each Fund’s distributor and BISYS Fund Services Ohio, Inc. is each Fund’s administrator. Their address is 3435 Stelzer Road, Columbus, OH 43219.
Capital Structure. The Coventry Group was organized as a Massachusetts business trust on January 8, 1992 and overall responsibility for the management of the Funds is vested in the Board of Trustees. Shareholders are entitled to one vote for each full share held and a proportionate fractional vote for any fractional shares held and will vote in the aggregate and not by series except as otherwise expressly required by law.
The Funds offer two classes of shares, Class A and Class I Shares, each of which have different expenses that affect performance. For further information, telephone 1-888-426-9709.
Disclosure of Fund Portfolio Holdings
A complete list of each Fund’s portfolio holdings is publicly available on a quarterly basis through filings made with the SEC on Forms N-CSR and N-Q. A description of the Funds’ policies and procedures with respect to the disclosure of the Funds’ portfolio securities is provided in the Statement of Additional Information (SAI).

Financial Highlights	Large Cap Growth Fund
The financial highlights table below is intended to help you understand each Fund’s financial performance since its inception. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). The information presented in the financial highlights tables for the fiscal year ended March 31, 2006 was audited by Ernst & Young LLP, independent registered public accountants, whose report, along with each Fund’s financial statements, is included in the Funds’ annual report, which is available upon request. The information for all periods prior to April 1, 2005 was audited by the Funds’ prior auditors.

	Year Ended	Year Ended	Year Ended	Period Ended
	March 31, 2006	March 31, 2005	March 31, 2004	March 31, 2003(d)

Net asset value, beginning of period	$11.42	$11.33	$9.06	$10.00

Investment activities:
Net investment income	0.01	0.01	0.01	0.02
Net realized and unrealized gains (losses) on investments	1.45	1.02	2.60	(0.94)

Total from Investment Activities	1.46	1.03	2.61	(0.92)

Distributions:
Net investment income	(0.01)	(0.01)	(0.01)	(0.02)
Net realized gains on investments	(0.69)	(0.93)	(0.33)	—

Total Distributions and Dividends	(0.70)	(0.94)	(0.34)	(0.02)

Net Asset Value, End of Period	$12.18	$11.42	$11.33	$9.06

Total Return	12.95%	9.08%	29.00%	(9.20	)%(a)
Ratios/supplementary data:
Net Assets, End of Period (000’s)	$38,240	$38,377	$33,600	$31,260
Ratio of expenses to average net assets	1.08%	1.18%	1.19%	1.21	%(b)
Ratio of net investment income to average net assets	0.09%	0.10%	0.09%	0.32	%(b)
Ratio of expenses to average net assets*	1.28%	1.38%	1.39%	1.43	%(b)
Portfolio Turnover(c)	36.43%	39.77%	39.64%	34.11	%(a)

*	During the period certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.

(a)	Not annualized.

(b)	Annualized.

(c)	Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

(d)	For the period July 15, 2002 (commencement of operations) through March 31, 2003.

Financial Highlights	Income Fund

	Year Ended	Year Ended	Year Ended	Period Ended
	March 31, 2006	March 31, 2005	March 31, 2004	March 31, 2003(d)

Net asset value, beginning of period	$9.77	$10.19	$10.21	$10.00

Investment activities:
Net investment income	0.40	0.38	0.36	0.29
Net realized and unrealized gains (losses) on investments	(0.20)	(0.42)	(0.02)	0.25

Total from Investment Activities	0.20	(0.04)	0.34	0.54

Distributions:
Net investment income	(0.40)	(0.38)	(0.36)	(0.29)
Net realized gains on investments	—	—	— (e)	(0.04)

Total Distributions and Dividends	(0.40)	(0.38)	(0.36)	(0.33)

Net Asset Value, End of Period	$9.57	$9.77	$10.19	$10.21

Total Return	2.01%	(0.39)%	3.43%	5.47	%(a)
Ratios/supplementary data:
Net Assets, End of Period (000’s)	$97,809	$97,675	$61,481	$59,724
Ratio of expenses to average net assets	0.65%	0.69%	0.73%	0.82	%(b)
Ratio of net investment income to average net assets	4.06%	3.82%	3.56%	3.88	%(b)
Ratio of expenses to average net assets*	0.90%	0.94%	0.98%	1.07	%(b)
Portfolio Turnover(c)	24.47%	14.91%	43.76%	7.47	%(a)

*	During the period certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.

(a)	Not annualized.

(b)	Annualized.

(c)	Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

(d)	For the period July 15, 2002 (commencement of operations) through March 31, 2003.

(e)	Amount is less than $0.005.

Financial Highlights	Tax-Exempt Income Fund

	Year Ended	Year Ended	Year Ended	Period Ended
	March 31, 2006	March 31, 2005	March 31, 2004	March 31, 2003(d)

Net asset value, beginning of period	$9.89	$10.22	$10.18	$10.00

Investment activities:
Net investment income	0.33	0.35	0.36	0.26
Net realized and unrealized gains (losses) on investments	(0.13)	(0.25)	0.08	0.21

Total from Investment Activities	0.20	0.10	0.44	0.47

Distributions:
Net investment income	(0.33)	(0.35)	(0.36)	(0.26)
Net realized gains on investments	(0.02)	(0.08)	(0.04)	(0.03)

Total Distributions and Dividends	(0.35)	(0.43)	(0.40)	(0.29)

Net Asset Value, End of Period	$9.74	$9.89	$10.22	$10.18

Total Return	2.07%	0.98%	4.41%	4.75	%(a)
Ratios/supplementary data:
Net Assets, End of Period (000’s)	$21,350	$21,728	$18,660	$19,154
Ratio of expenses to average net assets	0.82%	0.87%	0.83%	0.86	%(b)
Ratio of net investment income to average net assets	3.36%	3.46%	3.52%	3.58	%(b)
Ratio of expenses to average net assets*	1.26%	1.37%	1.33%	1.27	%(b)
Portfolio Turnover(c)	11.64%	18.11%	9.11%	8.54	%(a)

*	During the period certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.

(a)	Not annualized.

(b)	Annualized.

(c)	Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

(d)	For the period July 15, 2002 (commencement of operations) through March 31, 2003.

Financial Highlights	Money Market Fund

	Year Ended	Year Ended	Year Ended	Period Ended
	March 31, 2006	March 31, 2005	March 31, 2004	March 31, 2003(d)

Net asset value, beginning of period	$1.000	$1.000	$1.000	$1.000

Investment activities:
Net investment income	0.032	0.012	0.006	0.007
Net realized and unrealized gains (losses) on investments	— (e)	—	—	—

Total from Investment Activities	0.032	0.012	0.006	0.007

Distributions:
Net investment income	(0.032)	(0.012)	(0.006)	(0.007)
Net realized gains on investments	—	—	—	—

Total Distributions and Dividends	(0.032)	(0.012)	(0.006)	(0.007)

Net Asset Value, End of Period	$1.000	$1.000	$1.000	$1.000

Total Return	3.24%	1.23%	0.57%	0.72	%(a)
Ratios/supplementary data:
Net Assets, End of Period (000’s)	$101,607	$93,311	$70,829	$110,327
Ratio of expenses to average net assets	0.51%	0.51%	0.54%	0.53	%(b)
Ratio of net investment income to average net assets	3.18%	1.30%	0.57%	1.02	%(b)
Ratio of expenses to average net assets*	0.56%	0.56%	0.59%	0.58	%(b)
Portfolio Turnover(c)	n/a	n/a	n/a	n/a

*	During the period certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.

(a)	Not annualized.

(b)	Annualized.

(c)	Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

(d)	For the period July 15, 2002 (commencement of operations) through March 31, 2003.

(e)	Amount is less than $0.005.

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For more information about the Funds, the following documents are available free upon request:
Annual/Semi-Annual Reports:
The Funds’ annual and semi-annual reports to shareholders contain additional information on each Fund’s investments. In the annual report, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund’s performance during its last fiscal year.
Statement of Additional Information (SAI):
The SAI provides more detailed information about the Funds, including their operations and investment policies. It is incorporated by reference and is legally considered a part of this prospectus.
The Funds do not currently maintain a separate Internet website containing copies of their reports or the SAI, however, you can receive free copies of reports and the SAI, or request other information and discuss your questions about the Funds by contacting a broker that sells the Funds. Or contact the Funds at:

The Signal Funds P.O. Box 182094 Columbus, Ohio 43218-2094 Telephone: 1-888-426-9709

You can review each Fund’s reports and the SAI at the Public Reference Room of the Securities and Exchange Commission. You can get text-only copies:
•	For a duplicating fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-6009 or calling 1-202-942-8090, or by electronic request by e-mailing the SEC at the following address: publicinfo@sec.gov.

•	Free from the EDGAR Database on the Commission’s Website at http://www.sec.gov.

Investment Company Act file no. 811-6526.	SIGPUI 08/06